EXHIBIT 9.1
CUSIP No. 45928H106
AGREEMENT CONCERNING JOINT FILING
OF SCHEDULE 13D
          The undersigned agree as follows:
          (i) each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and
          (ii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.
          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.
          Dated: June 14, 2011

V. PREM WATSA
/s/ V. Prem Watsa

1109519 ONTARIO LIMITED
By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

THE SIXTY TWO INVESTMENT COMPANY LIMITED
By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

810679 ONTARIO LIMITED
By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

FAIRFAX FINANCIAL HOLDINGS LIMITED
By:	/s/ Bradley P. Martin
	Name:	Bradley P. Martin
	Title:	Vice President and Chief Operating Officer

ODYSSEY REINSURANCE COMPANY
By:	/s/ Kirk M. Reische
	Name:	Kirk M. Reische
	Title:	Vice President

CLEARWATER INSURANCE COMPANY
By:	/s/ Kirk M. Reische
	Name:	Kirk M. Reische
	Title:	Vice President

TIG INSURANCE COMPANY
By:	/s/ John J. Bator
	Name:	John J. Bator
	Title:	Senior Vice President & Chief Financial Officer

WENTWORTH INSURANCE COMPANY LTD.
By:	/s/ Janice Burke
	Name:	Janice Burke
	Title:	Vice President and General Manager

NSPIRE RE LIMITED
By:	/s/ John Casey
	Name:	John Casey
	Title:	President and Chief Operating Officer